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                                  Exhibit 24.3


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of In Focus Systems, Inc. does hereby constitute and appoint John V. Harker and Michael D. Yonker, and either of them, his true and lawful attorney and agent to do any and all acts and things and execute in his name (whether on behalf of or as a director of said company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable In Focus Systems, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock issuable pursuant to the In Focus Systems, Inc. 1988 Combination Stock Option Plan, as amended, and the In Focus Systems, Inc. Directors' Stock Option Plan, as amended, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of or as a director of said company, or otherwise) to a Registration Statement on Form S-8 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits as appendices filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.


Dated:  October 16, 1996
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/s/ Peter D. Behrendt
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Name: Peter D. Behrendt